FIRST AMENDMENT TO
NOVATED DISTRIBUTION AGREEMENT

This first amendment (“Amendment”) to the Distribution Agreement (the “Agreement”) dated as of March 31, 2020 by and among Advisors Series Trust (“Fund Company”), Semper Capital Management, L.P. (“Adviser”) and Quasar Distributors, LLC (“Foreside”) is entered into as of June 1, 2021 (the “Effective Date”).

WHEREAS, Fund Company, Adviser and Foreside (“Parties”) desire to amend Exhibit A to the Agreement to reflect the addition of one Fund ; and

WHEREAS, Section 10.B of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto which reflects the addition of Semper Brentview Dividend Growth Fund.

3.Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Wisconsin.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

ADVISORS SERIES TRUST            QUASAR DISTRIBUTORS, LLC

By:    ________________________        By:    __________________________
                                Mark Fairbanks, Vice President

SEMPER CAPITAL MANAGEMENT, L.P.

By:    ________________________

Amended Exhibit A to the Distribution Agreement

Fund Names

Separate Series of Advisors Series Trust

Name of Series                                Date Added
Semper MBS Total Return Fund
Semper Short Duration Fund
Semper Absolute Total Return Bond Fund
Semper Brentview Dividend Growth Fund                    ??